EXHIBIT 19.1

Franklin Auto Trust 2005-1
Monthly Servicing Report

Collection Period:	June 2006
Distribution Date:	July 20, 2006
Number of Days in Distribution Period:	30

Section I. Original Deal Parameters

A. Original Portfolio	Principle Weighted Average
Number of	Principal	Coupon	Original Term	Remaining Term	Seasoning
Contracts	Balance	(WAC)	(Months)	(Months)	(Months)
i. Prime Loans	10,390	170,484,495.33	7.91%	67.88	60.89	6.99
ii. Non-Prime Loans	10,140	170,649,966.86	11.70%	69.16	61.90	7.26
iii. Sub-Prime Loans	612	8,865,537.90	16.34%	64.60	58.96	5.64
iv. Pre-funding Account	0.00
v. Total Loans	21,142	350,000,000.09	9.97%	68.42	61.34	7.08

B. Bonds Issued
Original Principal	Legal Final
Balance	Coupon	Maturity	CUSIP
i. Class A-1 Notes	75,000,000.00	4.49625%	December 20, 2006	35242R BK 9
ii. Class A-2 Notes	82,000,000.00	4.84%	September 22, 2008	35242R BL 7
iii. Class A-3 Notes	102,000,000.00	4.91%	April 20, 2010	35242R BM 5
iv. Class A-4 Notes	46,375,000.00	5.01%	May 20, 2013	35242R BN 3
v. Class B Notes	21,000,000.00	5.12%	May 20, 2013	35242R BP 8
vi. Class C Notes	23,625,000.00	5.44%	May 20, 2013	35242R BQ 6

C. Spread Account

i. Initial Cash Deposit	0.00
ii. Spread Account Floor Amount	1,750,000.00
iii. Specified Spread Account Amount	5.25%	of Outstanding Pool Balance
iv. Maximum Spread Account Amount	10.00%	of Outstanding Pool Balance
v. Initial Letter of Credit Commitment	13,475,000.00

Section II. Deal Status as of Previous Distribution Date

A. Portfolio	Principle Weighted Average
Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)

i. Prime Loans	9,019	136,065,241.45	7.89%	68.10	55.94	12.16
ii. Non-Prime Loans	8,658	136,223,180.56	11.63%	69.32	57.27	12.05
iii. Sub-Prime Loans	515	6,888,218.00	16.33%	64.95	54.08	10.87
iv. Pre-funding Account	0.00
v. Total Loans	18,192	279,176,640.01	9.92%	68.62	56.54	12.08

B. Bonds Outstanding
Principal Balance	Unpaid Interest Shortfall Amount
i. Class A-1 Notes	4,176,640.01	0.00
ii. Class A-2 Notes	82,000,000.00	0.00
iii. Class A-3 Notes	102,000,000.00	0.00
iv. Class A-4 Notes	46,375,000.00	0.00
v. Class B Notes	21,000,000.00	0.00
vi. Class C Notes	23,625,000.00	0.00

C. Spread Account

i. Spread Account Cash Balance	1,750,000.00
ii. Letter of Credit Commitment	12,906,773.60

D. Shortfall Amounts

i. Base Servicing Fee Shortfall	0.00
ii. Letter of Credit Commitment Fee Shortfall	0.00
iii. Additional Servicing Fee Shortfall	0.00

Section II. Deal Status as of Previous Distribution Date

E. Delinquencies in Period

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	431,542.33	115,073.22	66,290.77	55,462.44	107,138.48	80,382.42
ii. Non-Prime Loans	1,921,727.05	493,594.33	273,256.62	78,656.62	346,029.51	382,281.76
iii. Sub-Prime Loans	276,862.31	40,363.63	26,192.24	23,283.13	0.00	19,117.52
iv. Total Loans	2,630,131.69	649,031.18	365,739.63	157,402.19	453,167.99	481,781.70

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	25	7	4	3	7	5
ii. Non-Prime Loans	138	29	16	4	20	26
iii. Sub-Prime Loans	20	3	2	1	0	2
iv. Total Loans	183	39	22	8	27	33

Principal Balance as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Balance
i. Prime Loans	0.32%	0.08%	0.05%	0.04%	0.08%	0.06%
ii. Non-Prime Loans	1.41%	0.36%	0.20%	0.06%	0.25%	0.28%
iii. Sub-Prime Loans	4.02%	0.59%	0.38%	0.34%	0.00%	0.28%
iv. Total Loans	0.94%	0.23%	0.13%	0.06%	0.16%	0.17%

Number of Contracts as a % of	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Previous Number
i. Prime Loans	0.28%	0.08%	0.04%	0.03%	0.08%	0.06%
ii. Non-Prime Loans	1.59%	0.33%	0.18%	0.05%	0.23%	0.30%
iii. Sub-Prime Loans	3.88%	0.58%	0.39%	0.19%	0.00%	0.39%
iv. Total Loans	1.01%	0.21%	0.12%	0.04%	0.15%	0.18%

Section III. Collection Period Activity and Current Status
A. Portfolio				Principal Weighted Average
	Number of Contracts	Principal Balance	Coupon (WAC)	Original Term (Months)	Remaining Term (Months)	Seasoning (Months)
i. Prime Loans	8,776	130,746,851.52	7.88%	68.13	55.06	13.07
ii. Non-Prime Loans	8,387	130,545,405.62	11.61%	69.33	56.43	12.90
iii. Sub-Prime Loans	498	6,572,900.34	16.31%	65.02	53.45	11.57
iv. Pre-funding Account		0.00
v. Total Loans	17,661	267,865,157.48	9.91%	68.64	55.69	12.95

B. Delinquencies in Period
	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Principal Balance
i. Prime Loans	499,295.37	127,072.56	69,332.83	57,520.18	163,504.77	126,139.86
ii. Non-Prime Loans	1,970,969.32	707,503.67	356,105.39	119,056.59	591,022.45	339,289.60
iii. Sub-Prime Loans	171,564.31	57,809.88	11,586.27	26,192.24	36,144.31	23,283.13
iv. Total Loans	2,641,829.00	892,386.11	437,024.49	202,769.01	790,671.53	488,712.59

	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
Number of Contracts
i. Prime Loans	31	7	5	3	8	7
ii. Non-Prime Loans	140	41	21	7	35	19
iii. Sub-Prime Loans	11	5	1	2	3	1
iv. Total Loans	182	53	27	12	46	27

Principal Balance as a % of Current Balance	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.38%	0.10%	0.05%	0.04%	0.13%	0.10%
ii. Non-Prime Loans	1.51%	0.54%	0.27%	0.09%	0.45%	0.26%
iii. Sub-Prime Loans	2.61%	0.88%	0.18%	0.40%	0.55%	0.35%
iv. Total Loans	0.99%	0.33%	0.16%	0.08%	0.30%	0.18%

Number of Contracts as a % of Current Number	30-59 Days	60-89 Days	90-119 Days	120+ Days	Repo in Inventory	Charge Offs in Period
i. Prime Loans	0.35%	0.08%	0.06%	0.03%	0.09%	0.08%
ii. Non-Prime Loans	1.67%	0.49%	0.25%	0.08%	0.42%	0.23%
iii. Sub-Prime Loans	2.21%	1.00%	0.20%	0.40%	0.60%	0.20%
iv. Total Loans	1.03%	0.30%	0.15%	0.07%	0.26%	0.15%

Section III. Collection Period Activity and Current Status
C. Collections
i. Simple Interest Contracts
a. Interest Collections	2,326,305.69
b. Principal Collections	10,822,769.94
ii. Net Liquidation Proceeds	207,962.40
iii. Post Disposition Recoveries	7,170.41
iv. Repurchase Amounts
a. Interest	0.00
b. Principal	0.00

D. Pre-funding Account
i. Beginning Balance	0.00
ii. Withdrawal from Pre-funding Account During Current Collection Period	0.00
iii. Ending Balance	0.00

E. Total Available
i. Total Interest Collections	2,326,305.69
ii. Total Principal Collections	11,030,732.34
iii. Collected Funds	13,357,038.03
iv. Reinvestment Income Collected in Spread Account	7,322.22

F. Month End Pool Balance
i. Beginning Pool Balance	279,176,640.01
ii. Principal Collections	11,030,732.34
iii. Realized and Cram-Down Losses	280,750.19
iv. Month End Pool Balance	267,865,157.48

Section IV. Distribution Calculations
A. Servicing Fee
i. Servicing Fee Rate
a. Prime Receivable @ 1.00%			113,387.70
b. Non-prime Receivables @ 1.50%			170,278.98
c. Sub-prime Receivables @ 2.00%			11,480.36
d. Total Servicing Fee			295,147.04
e. Total Receivables @ 1.25%			290,809.00
ii. Base Servicing Fee (less of id. and ie.)			290,809.00
iii. Previous Base Servicing Fee Shortfall			0.00
iv. Additional Servicing Fee			4,338.04
v. Previous Additional Servicing Fee Shortfall			0.00
vi. Total Additional Servicing Fee			4,338.04
vii. Supplemental Servicing Fee			86,427.56
viii. Total Supplemental Servicing Fee			86,427.56
B. Letter of Credit Commitment Fee
i. Letter of Credit Commitment Fee			0.250%
ii. Base Letter of Credit Commitment Fee			2,688.91
iii. Previous Letter of Credit Commitment Fee Shortfall			0.00
iv. Total Letter of Credit Commitment Fee Due			2,688.91

C. Bond Interest	Bond Interest Rate	Number of Days In Period	Current Interest	Previous Interest Shortfall	Accrued Interest on Interest Shortfall	Total Bond Interest Due
i. Class A-1 Notes	4.50%	30	15,649.35	0.00	0.00	15,649.35
ii. Class A-2 Notes	4.84%	30	330,733.33	0.00	0.00	330,733.33
iii. Class A-3 Notes	4.91%	30	417,350.00	0.00	0.00	417,350.00
iv. Class A-4 Notes	5.01%	30	193,615.63	0.00	0.00	193,615.63
v. Class B Notes	5.12%	30	89,600.00	0.00	0.00	89,600.00
vi. Class C Notes	5.44%	30	107,100.00	0.00	0.00	107,100.00
v. Total	4.96%	30	1,154,048.31	0.00	0.00	1,154,048.31
D. Bond Principal
i. Beginning Note Balance		279,176,640.01
ii. Current Pool Balance		267,865,157.48
iii. Principal Distributable Amount		11,311,482.53

E. Total Required Distributions	12,759,028.75
F. Total Available Funds	13,364,208.44
G. Required Distribution Shortfall	0.00
H. Cash Available in Spread Account	1,757,322.22
I. Reserve Account Draw	0.00
J. Letter of Credit Commitment	12,906,773.60
K. Letter of Credit Required Payment Amount	0.00
L. Total Cash Available for Distributions	13,364,208.44

Section V. Waterfall for Distributions
A. Total Available Funds	13,364,208.44
	Amount Due	Amount Paid	Shortfall	Remaining Amount Available for Distribution
B. Servicing Fee	290,809.00	290,809.00	0.00	13,073,399.44
C. Letter of Credit Commitment Fee	2,688.91	2,688.91	0.00	13,070,710.53
D. Class A Note Interest	957,348.31	957,348.31	0.00	12,113,362.22
E. Class A Principal Distributable Amount	11,311,482.53	11,311,482.53	0.00	801,879.69
F. Class B Note Interest	89,600.00	89,600.00	0.00	712,279.69
G. Class B Principal Distributable Amount	0.00	0.00	0.00	712,279.69
H. Class C Note Interest	107,100.00	107,100.00	0.00	605,179.69
I. Class C Principal Distributable Amount	0.00	0.00	0.00	605,179.69
J. Reserve Deposit	0.00	0.00	0.00	605,179.69
K. Payment of Additional Servicing Fee	4,338.04	4,338.04	0.00	600,841.65
M. Deposit to Principal Distribution Account	600,841.65	600,841.65	0.00	0.00

Section VI. Bond Reconciliation
	Beginning Balance	Principal Paid	Ending Balance	Interest Due	Interest Paid	Interest Shortfall
A. Class A-1 Notes	4,176,640.01	4,176,640.01	0.00	15,649.35	15,649.35	0.00
B. Class A-2 Notes	82,000,000.00	7,134,842.52	74,865,157.48	330,733.33	330,733.33	0.00
C. Class A-3 Notes	102,000,000.00	0.00	102,000,000.00	417,350.00	417,350.00	0.00
D. Class A-4 Notes	46,375,000.00	0.00	46,375,000.00	193,615.63	193,615.63	0.00
D. Class B Notes	21,000,000.00	0.00	21,000,000.00	89,600.00	89,600.00	0.00
D. Class C Notes	23,625,000.00	0.00	23,625,000.00	107,100.00	107,100.00	0.00
E. Total	279,176,640.01	11,311,482.53	267,865,157.48	1,154,048.31	1,154,048.31	0.00

Section VII. Cumulative Net Loss Trigger Event
A. Cumulative Net Loss Calculation	0.36%
B. Has Cumulative Net Loss Trigger Event Occurred and Is It Continuing?	No

Section VIII. Spread Account and Letter of Credit Reconciliation
A. Required Spread Account Parameters:
i. Spread Account Floor Amount	1,750,000.00
ii. Spread Account Specified Amount	14,062,920.77
iii. Spread Account Maximum Amount	26,786,515.75
iv. Spread Account Required Amount	1,750,000.00

B. Allocations, Deposits and Reductions of the Spread Account and the Letter of Credit Commitment	Deposit of Cash in Spread Account	Change in Letter of Credit Commitment	Cash on Deposit in Spread Account	Letter of Credit Commitment
i. Beginning Balance			1,757,322.22	12,906,773.60
ii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (i-iv or vi)	0.00	0.00	1,757,322.22	12,906,773.60
iii. Deposit of Letter of Credit Commitment into Spread Account upon Spread Account Deposit Event (v)	0.00	0.00	1,757,322.22	12,906,773.60
iv. Deposit to Spread Account from Waterfall	0.00	0.00	1,757,322.22	12,906,773.60
v. Release from Spread Account when Net Yield Trigger Event Has Not Occurred or Has Been Deemed Cured	-7,322.22	0.00	1,750,000.00	12,906,773.60
vi. Release from Spread Account when Net Yield Trigger Event Has Occurred and Has Not Been Deemed Cured	0.00	0.00	1,750,000.00	12,906,773.60
vii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Not Occurred or Deemed Cured	0.00	593,852.83	1,750,000.00	12,312,920.77
viii. Reduction of Letter of Credit Commitment when Net Yield Trigger Event Has Occurred and Not Deemed Cured	0.00	0.00	1,750,000.00	12,312,920.77

Section X. Extensions and Deferrals

A. Number of Extensions Performed During the Current Collection Period			182
B. Balance of Loans Extended During the Current Collection Period			3,094,993.36

Section XI. Historical Portfolio Performance

	Previous Period Cumulative Charge Offs	Current Period Charge-Offs	Previous Period Cumulative Losses	Current Period Losses	Current Period Prepayment Speed
i. Prime Loans	418,092.99	126,139.86	193,925.87	81,920.97	1.8617%
ii. Non-Prime Loans	1,581,778.00	339,289.60	755,722.52	179,790.92	2.1060%
iii. Sub-Prime Loans	149,342.36	23,283.13	53,017.24	11,867.89	2.4177%
iv. Total Loans	2,149,213.35	488,712.59	1,002,665.63	273,579.78	1.9976%

/s/ Harold E. Miller, Jr.		/s/ Tonya B. Roemer
Harold E. Miller, Jr.		Tonya B. Roemer
President, C.E.O		Senior Vice President of Finance and Accounting